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Letter to Stakeholders
Financial Highlights
2013 Annual Report
Talent and Rewards
Benefits
Risk and
Financial Services
Exchange Solutions

TOWERS WATSON

Table of Contents



Financial Highlights



1.68
3.18
3.26
3.42
3.60
09
10
11
12
13

Revenue
(in billions)



146.5
186.3
194.4
260.2
318.8
09
10
11
12
13

Net Income
(in millions)



3.42
3.69*
4.46*
5.18*
5.57*
09
10
11
12
13

Diluted Earnings per Share (in dollars)

*Adjusted diluted earnings (see **Corporate Information** for more details)

FY10 Revenue and Net Income are pro forma.
FY11 Net Income does not exclude transaction and integration expenses of $100.5 million.
FY12 Net Income does not exclude transaction and integration expenses of $86.1 million.
FY13 Net Income does not exclude transaction and integration expenses of $30.8 million.



Dear Stakeholders:

In fiscal year 2013, Towers Watson continued to deliver on the commitments we made three years ago: to tackle our clients' challenges with innovative solutions, develop our people, profitably grow our business through thoughtful strategies and stay a step ahead of rapid changes in the business environment. Our associates rose to the occasion with fresh ideas, new offerings and exceptional client service.



$3.6B
revenues for fiscal year
$5.57
adjusted diluted earnings per share
$319M
net income
58% growth
Exchange Solutions
5% growth
Benefits
5%
increase over previous year
2% growth
Talent and Rewards
1% growth
Risk and Financial Services

Overall, our results were strong. I'm pleased to report that our revenues were $3.60 billion — 5% higher than in fiscal year 2012. Our net income attributable to controlling interests was $319 million, and adjusted diluted earnings per share were $5.57.

We closed our year with a positive outlook for our long-term organizational health. We've worked hard to keep our people and our services strong and relevant in a dynamic environment, and we've done that by providing stability and at the same time demonstrating agility in how we work and think. In fiscal year 2013, we continued to leverage our growth strategy, and those efforts are paying off. You'll read the details of our financial performance later in this report. Here, I'll briefly explain the foundation of that performance and our plans to build on it.

Growth Strategy

We set a growth strategy two years ago; this year, we further implemented it and fine-tuned it for the coming years. We continued to expand our presence in core markets and enter related ones. We increased our presence in several rapidly developing economies, including India, South Africa, Turkey and the UAE. And we expanded our Client Development Group, which manages relationships with large employers that need our help with a wide variety of business issues. This group plays a pivotal role in identifying opportunities for organic growth in every region.

We also reached an exciting milestone: the one-year anniversary of our acquisition of Extend Health, now our Exchange Solutions segment. We're very optimistic about the new segment's outlook, largely because the purchase made possible the development of OneExchange, which offers employers private exchange-based health insurance options for their full- and part-time workers, eligible former employees and all retirees, as well as the administration and employee communication they need to launch and sustain a private exchange-based option.

OneExchange draws on services and expertise from across several of our lines of business, and positions us to offer a wide range of health care consulting and solutions to employers. We believe there is potential for significant recurring revenues from our OneExchange offerings, and we continue to develop markets for this business. In fact, we are so confident about the potential for OneExchange that we are implementing it for Towers Watson's U.S. employees beginning in January 2014.

Innovation

As we grew, we also innovated — in our service offerings, and in how we nurture creativity and collaboration among our associates.

Internally, we launched our New Venture Development Process. Any Towers Watson associate with a great idea can submit it to be considered for development via a formal, thoughtful process, and we're currently exploring several of them. To develop specific opportunities for our markets, we launched the Chairman's Fellowship program. Forty associates applied for the program, and four were named Fellows. Each will spend the year developing a key concept that we believe could significantly benefit our clients or grow our business. We're very excited about the potential for both of these programs.

These ideas should generate new offerings — like those we launched in fiscal year 2013. For example, we began advising employers on offering their retirees bulk lump sums as part of a pension de-risking strategy. We also introduced a new investment consulting service for mid-market employers, helping them customize their investment strategy, control its implementation costs and monitor investments efficiently.

Segment Performance

Putting clients first enabled us to help organizations tackle a wide range of challenges this past year.

Our clients were most concerned with balancing costs and the need for growth in continuing uncertain economic environments, and we were able to help them in a number of critical areas. In particular, they looked to us for advice and solutions in pension de-risking; investment governance; managing risk in the insurance industry; balancing workforce costs and risks with the need to attract and retain talent; addressing health benefit costs and employee wellness issues globally; and, in the U.S., responding to health care reform.

Revenues in our **Benefits** segment grew 5% in fiscal year 2013 on a constant currency basis. As economies continued to waver, many employers examined the links between their workforce planning challenges and their reward programs. In light of these interdependencies, our benefit consultants helped clients devise holistic strategies aimed at delivering a competitive advantage.

Organizations in many countries, particularly the U.K., the U.S., Germany and Canada, looked to our **Retirement** consultants to help them with pension de-risking. Our bulk lump sum solution attracted significant attention from U.S. clients seeking to minimize their pension risk. As always, recurring work with our long-term retirement clients yielded a significant revenue stream.

The Patient Protection and Affordable Care Act (PPACA) posed major hurdles for clients with U.S. operations, and our **Health and Group Benefits** experts helped many understand their options and make the right choices for their organizations and employees. The PPACA presents an opening for employers to refine their total rewards strategy, and this brought us work across multiple lines of our business. Also, as clients looked to improve workers' health and increase productivity, we helped many develop a strategy for "wellness engagement."

In **Technology and Administration Solutions,** we completed implementation of several large outsourcing assignments in the U.S. and EMEA. The group also supported the pension de-risking actions of clients that made lump sum offerings to their plan participants.

Our **Risk and Financial Services** revenues increased 1% on a constant currency basis. Clients sought our help to improve their investment returns in a weak economy, and we advised many clients on alternatives to traditional markets. We helped insurance companies as regulatory requirements increased in that soft market.

In **Risk Consulting and Software,** we helped clients as they worked to improve their business in a strong competitive environment with continuing uncertain economies. In addition to seeking our consulting assistance with a range of issues, including risk and capital management, mergers and acquisitions, product pricing and profitability improvement, clients looked to us for our expertise in analytics, and our leading risk and financial software.

Our **Brokerage** business used sophisticated analytics to help clients accurately assess reinsurance market opportunities, and optimize their risk and capital position. Clients are finding this capability increasingly valuable as they use reinsurance to substitute for capital. We recently announced plans to sell this business to Jardine Lloyd Thompson Group plc (JLT) by the end of 2013. As part of the transaction, JLT and Towers Watson have entered into an alliance agreement that will ensure clients have continued access to Towers Watson's risk consulting and software services in addition to JLT's deeper reinsurance brokerage capabilities.

Clients of all sizes utilized our **Investment** consulting services to help them weather volatile economies around the globe, improve their fund governance and increase their returns. And our recent entries into key Asian and Middle Eastern markets are bearing fruit for this line of business.

Revenues in **Talent and Rewards** increased 2% on a constant currency basis as we helped clients implement HR technology solutions, and refine their workforce strategies and reward programs. As the continuing economic volatility reduced demand for project work, especially in Asia Pacific and EMEA, we strengthened the discipline of this segment's financial management.

Clients' uncertainty about the economy and a downturn in mergers and acquisitions affected our project-based work in **Rewards, Talent and Communication.** But we continued to help clients determine the best ways to set workforce strategies, spend reward budgets, manage change and keep employees informed. And our Communication and Change Management practice benefited from our pension de-risking work as well as our health care and OneExchange work.

Our **Executive Compensation** team had a good year, particularly in the U.S., Canada and parts of Europe. As European countries increased executive pay regulations and the U.S. entered its third year of "say on pay," clients needed our help aligning pay with performance.

Employers looked to our **Data, Surveys and Technology** teams for insights from workforce attitudes and compensation benchmark data, and for help restructuring their HR function for greater efficiency and effectiveness. And because of strong client interest in our talent management and reward technology solution, **Talent**|REWARD, our revenue from that offering grew.

Our **Exchange Solutions** segment, which had pro forma revenue growth of 58%, exceeded our expectations, largely because of U.S. employers' eagerness to find cost-effective alternatives to retiree medical plans for their Medicare-eligible retirees. We see tremendous potential for this segment, and we're moving with extreme care to integrate it with our other business lines and nurture its growth potential. We're proud that Fidelity Investments is working with Exchange Solutions to offer Fidelity plan participants who are nearing retirement access to cost-effective, high-quality medical coverage. We're also working with Fidelity to help plan sponsors transition from employer-sponsored retiree medical insurance to other options that meet retirees' needs.

Working Across Businesses

As a stakeholder in our business, you're familiar with our Client First philosophy. I'd also like to share more about a few other efforts we have under way.

We know that Towers Watson's value to our clients increases as we more fully integrate our service offerings. This past year, we reinvigorated our efforts to serve clients more holistically and across disciplines. In this effort, we're focused on selected industries and buyers. We entered the second year of a cross-segment effort to serve the U.S. health care provider industry, which is transforming due to health care reform and cost pressures. And we are working more closely with our clients' Finance function, both through our investment and benefit offerings of interest to the CFO, and by helping HR and Finance in their integrated approach to solving human capital issues around cost and risk.

Our total rewards engagements, which are excellent examples of cross-business consulting, are part of our integration efforts. In all world regions, employers need to invest reward budgets across the workforce in a way that best balances organizational and employee needs. We're bringing expertise from throughout our company to bear on this challenge.

Great Possibilities

These efforts are among the many reasons for my optimism about Towers Watson's long-term outlook and potential success. The actions we took this year on many fronts bode well for our organizational health, and we'll continue to keep our eyes on the future.

We enter fiscal year 2014 with a clear vision of how we want to grow the company. Although there is continued uncertainty in the global economy and we are operating in a low-growth business environment, we are taking positive and important steps to prepare for the future. We're being prudent about expenses, increasing our internal efficiencies and optimizing our investments in people and solutions.

While attention to internal efficiencies is important, we are first and foremost a company dedicated to profitable growth. To that end, our primary focus continues to be on our clients. As it was this past year, our success going forward will be largely due to our extraordinary team of associates. I believe that our diversity and inclusion program and related recruiting efforts are instrumental in helping us attract, motivate and retain a wide range of talented people who stay close to our clients, keep their fingers on the pulse of business in markets around the world, and anticipate and respond to clients' unique needs. Our associates are our greatest strength, and I extend my deepest gratitude to everyone on the Towers Watson team.

I also thank our Board of Directors and mention that our newest member, Leslie Stone Heisz, was named a Director of the Year by the Forum for Corporate Directors. Congratulations to Leslie for this significant honor.

Thank you for your continued confidence in Towers Watson. I hope you share my enthusiasm for what we've accomplished and for exciting possibilities as we focus on the future.

Sincerely,



John J. Haley
Chairman and Chief Executive Officer

Benefits


3%
AP
30%
EMEA
67%
AMERICAS

Revenue by geography


55%
of company revenue
Retirement
68%
Health and Group Benefits
15%
13%
Technology and Administration Solutions
4%
Other

Retirement

The Retirement business continued to provide a strong foundation for Towers Watson in fiscal year 2013 as employers revised their retirement benefit strategies in light of continuing low interest rates and a rising stock market in several key markets. Organizations sponsoring defined benefit plans relied on our expertise to help them address complex funding management issues. They also sought our help with pension de-risking, including bulk lump sum payment strategies, annuity purchases and longevity swaps.

The actuarial and compliance work we did for frozen and closed plans, which was similar to our work for open plans, was an important source of ongoing annuity revenue. Companies around the world also increased their demand for help with defined contribution plans as they prepared their employees for a secure retirement. Our capabilities in this area, coupled with our deep knowledge of governance and compliance, generated business for us.

Health and Group Benefits (HGB)

Continuing health benefit cost increases and regulatory uncertainty drove organizations to seek advice from our HGB experts. We helped clients that sponsor health benefit plans with their program strategies and plan designs, and with vendor selection and management. Worldwide, employers sought our expertise in better managing their health and productivity strategies as they increased their commitment to these programs, and focused on improving employee health and reducing costs.

We continued to provide innovative solutions that address cost and quality issues. For example, HGB has been instrumental in developing our new OneExchange Active offering in the U.S., which offers options that support high-performing health plans and has already taken on clients for 2014. The need for U.S. employers to comply with health care reform legislation and prepare for the law's long- and short-term effects continued to generate significant business as companies made key decisions about benefit approaches for their full- and part-time employees, and retirees.

Pension de-risking road maps are growing in popularity. **74%** of U.S. plan sponsors **have a road map** or are seriously considering implementing one by 2015.

(Towers Watson 2013 Pension Risk Survey)

According to our 2013 Staying@Work Survey,



employee stress is the biggest lifestyle risk factor affecting the workforce in every region around the world, topping tobacco use, obesity and poor nutrition.

Technology and Administration Solutions (TAS)

Our TAS business continued to be one of the world's largest providers of outsourced administration for retirement, and health and welfare plans, supporting nearly eight million participants. In all of the markets we serve, we profited from strong client relationships and a high client retention rate in fiscal year 2013. We maintained our position as the leading third-party administrator (by number of participants) for private sector retirement funds in the U.K. and Germany.

We continued to innovate and invest in technology, including development of our Client Information Dashboard, which we launched in the U.K. As more organizations closed their pension plans, we benefited from increased opportunities to help those clients with pension administration work. In addition, TAS strengthened our OneExchange Active product and delivery capabilities in anticipation of excellent market opportunities in fiscal year 2014 and beyond.

In recognition of our achievements, the International Association of Outsourcing Professionals named **TAS a leader on its Global Outsourcing 100 list for the third consecutive year.**

Risk and Financial Services


10%
AP
38%
AMERICAS
52%
EMEA

Revenue by geography


23%
of company revenue
Risk Consulting and Software
51%
Investment Consulting and Solutions
29%
20%
Reinsurance and Insurance Brokerage

Risk Consulting and Software (RCS)

In the past year, the insurance industry continued to face challenging market conditions — new regulatory requirements, an uncertain investment environment with sustained low interest rates, intense competition and soft market conditions in some areas. Insurers looked to us for advanced analytics and tools to better understand and manage their businesses — including risk and capital management, M&A, product pricing and profitability improvement. Many also embraced enterprise risk management (ERM), and they sought our assistance in developing and implementing ERM strategies.

In addition, demand remained strong for RCS software and related consulting services, as well as our offerings in certain specialty areas, including a usage-based insurance solution we developed in partnership with Verizon Telematics and Vodafone. In fiscal year 2013, we broadened our capabilities in a number of areas, including the acquisition of DaVinci Consulting Group, which helps U.S. insurance companies address risks and costs associated with long-term care exposures.

Investment

Institutional investors looked for better ways to manage investment complexity, establish risk tolerances and improve governance in fiscal year 2013, and they continued to rely on Towers Watson for objective investment advice as they faced these challenges. In particular, we saw heightened interest in delegated investment solutions — that is, outsourcing some or all of investment decision making and implementation. In addition to building up our in-house capabilities in this area, we acquired U.K.-based Oxford Investment Partners, a multi-manager fund-of-funds business that increased our investment execution capabilities and strengthened our leadership in the fiduciary management market.

According to respondents to our 2013 Insurance Industry Trends Survey, the increased role of **advanced technology, shifting demographics** and the increasing power of the consumer as a result of **social media** will have the most significant impact on their businesses.

Of the **Top 100 alternative investment managers,**

real estate managers have the largest share of assets **(34%),** followed by direct private equity fund managers **(23%),** direct hedge funds **(20%),** private equity funds of funds **(10%),** funds of hedge funds **(6%),** infrastructure **(4%)** and commodities **(4%).**

(Towers Watson/Financial Times Global 2013 Alternatives Survey)

We also continued to see growth outside of our work for defined benefit and defined contribution pension plans as we expanded our services to insurance companies, wealth management companies, endowment funds and sovereign wealth funds. Our extensive research resources, coupled with our robust portfolio construction and operational capabilities, also positioned us well for specialist asset portfolios and alternative investments.

Reinsurance and Insurance Brokerage

The impact of Superstorm Sandy on the American East Coast was yet another wake-up call for the property & casualty insurance industry. Although reinsurance rates and capacity soon stabilized, the event was a reminder that extreme risks require more sophisticated modeling and analysis in addition to efficient risk transfer. This need for a combination of analytics and intermediary services has played to a particular strength of Towers Watson.

Our Brokerage business continued to draw on our Risk Consulting and Software business to provide our clients with the analytics they needed to make informed decisions regarding reinsurance and risk transfer. Towers Watson also helped clients develop and execute on reinsurance strategies to achieve broad coverage at competitive prices and to manage their catastrophe exposures. Through Towers Watson Capital Markets, we provided alternative risk capital through insurance-linked securities. We recently announced plans to sell our reinsurance brokerage business to Jardine Lloyd Thompson Group plc (JLT) by the end of 2013. Through an alliance agreement with JLT, we will continue to offer these and other brokerage services to our clients along with continued access to our risk consulting and software services.

Nearly **75%** of respondents see the global insurance/reinsurance industry becoming **more concentrated** **in the next five years.**

(Towers Watson 2013 Insurance Industry Survey)

Talent and Rewards



13%
AP
26%
EMEA
61%
AMERICAS

Revenue by geography



16%
of company revenue
Rewards, Talent and Communication
41%
Data, Surveys and Technology
36%
23%
Executive Compensation

Rewards, Talent and Communication

As organizations strive to meet ongoing challenges related to economic volatility, new technology and increasing customer demands, many view a cohesive talent and reward strategy as crucial for success. In fiscal year 2013, we used a combination of consulting approaches and technology solutions to help clients with pay and incentive program design, talent and performance management, and communication and change management.

In the U.S., we assisted clients with the development of reward and communication strategies that align with their health benefit decisions as they comply with health care reform. Our reward offerings also helped organizations around the world align pay programs with business goals; differentiate rewards to retain top performers; and focus investments on strengthening employee engagement, productivity and, ultimately, the bottom line.

Data, Surveys and Technology

Our latest human resource service delivery (HRSD) survey found that HR outsourcing continues to be a major game changer for the HR function, increasing HR's flexibility and efficiency, and giving employees and managers the self-service they've come to expect. Our HRSD practice had a very strong year as clients benefited from our combination of technology and HR consulting expertise. Also, demand for our HR technology solutions, including our **Talent**|REWARD software for talent management, grew significantly in fiscal year 2013. When clients needed to understand how their workforce strategy and programs were performing, they turned to Towers Watson for employee opinion surveys and analysis, and access to our extensive global databases of workforce attitudes, and compensation and benefit programs.

45% of U.S. employers are considering **changes in total rewards** and the **broader employee value proposition** in response to health care reform.

(Towers Watson 2013 Talent Management and Rewards Survey)

1 in 3 organizations will **change its HR structure** in 2013 or 2014.

HR

The most cited reason:
the need for improved efficiency and quality.

(Towers Watson 2013 HR Service Delivery and Technology Survey)

Executive Compensation

Fiscal year 2013 saw stability in the executive compensation regulatory and governance arena in North America, and increased activity in some areas, particularly Europe. In all parts of the world, our consultants helped companies meet regulatory requirements and address governance issues while effectively rewarding executives for performance. For example, in the U.S., organizations continued to look to us for help as they worked to get their pay practices right, consider recommendations from Institutional Shareholder Services and gain positive say-on-pay shareholder support. And in the U.K., organizations sought our help with new requirements regarding annual disclosure and design for variable pay programs with caps for the financial sector.

The vast **majority** of U.S. companies continue to enjoy **strong shareholder support** for their executive pay programs.


90%

average level of shareholder support for 2013 say-on-pay votes


92%

of Russell 3000 companies received over 70% support.

Exchange Solutions


100%
AMERICAS

Revenue by geography

3%

of company revenue

While most employers with U.S. operations have said they plan to continue to sponsor group health care coverage for their full-time active employees, many have also shown interest in leveraging insurance exchanges as an alternative for delivering health care benefits to part-time employees and retirees. Our Exchange Solutions business provides our clients with exchange-based products and services that enable them to transition any employee or retiree population to individual plans available in public and private health insurance marketplaces. With the largest private Medicare exchange in the U.S., Exchange Solutions worked with more than 40 of the *Fortune* 500 employers and served over 400,000 retirees in fiscal year 2013, offering benefit coverage through more than 85 insurance carriers.

Exchange Solutions has been instrumental in the development of Towers Watson's OneExchange, a cross-segment offering that also draws from the expertise of our Technology and Administration Solutions, Health and Group Benefits, and Communication and Change Management lines of business. Beginning in 2014, OneExchange will provide health benefit coverage for all employee populations, including active employee groups, part-time and seasonal workers, eligible former employees, early retirees and Medicare-eligible retirees.

13% of employers expect to facilitate access to individual/group Medicare plans for their post-65 population in 2013, and 23% are considering it for 2015 or later.


13%
23%
2013
2015>
65+

(Towers Watson/NBGH 2013 Employer Survey on Purchasing Value in Health Care)

OneExchange

OneExchange offers employers private exchange-based health insurance options for their eligible employees and Medicare-eligible retirees, and access to public exchanges for other employees and pre-Medicare retirees.

Seasonal, COBRA, Part-Time Employees	Retiree Populations	Active Employees
OneExchange™		
OneExchange Access	**OneExchange Retiree**	**OneExchange Active**
Delivers transition assistance for **part-time and other (e.g., seasonal) employees** moving to individual market plans on public and private exchanges	Delivers transition assistance for **post- and pre-65 retirees** moving from employer-sponsored health care coverage to individual Medicare market plans, or public and private exchanges	Delivers transition assistance for **full-time employee** populations moving to our high-performing exchange-based plans
Accesses new/increased federal funding	**Connects** to a lower-cost risk pool and more federal money	**Creates** positive behavior change, and improved physical and financial well-being

Executive Officers and Directors

John J. Haley
Chief Executive Officer,
President, Chairman of the Board
and Director

James K. Foreman
Managing Director,
The Americas

Julie J. Gebauer
Managing Director,
Talent and Rewards

Patricia L. Guinn
Managing Director,
Risk and Financial Services

Kirkland L. Hicks
Vice President,
General Counsel and Secretary

Roger F. Millay
Vice President and
Chief Financial Officer

Paul G. Morris
Managing Director, EMEA

Gene H. Wickes
Managing Director, Benefits

Victor F. Ganzi
Retired Chief Executive Officer,
The Hearst Corporation,
and Director

Leslie S. Heisz
Former Managing Director,
Lazard Freres & Co.,
and Director

Brendan R. O'Neill
Retired Chief Executive Officer,
Imperial Chemical Industries PLC,
and Director

Linda D. Rabbitt
Founder and Chief Executive Officer,
Rand Construction Corporation,
and Lead Director

Gilbert T. Ray
Retired Partner,
O'Melveny & Myers LLP,
and Director

Paul Thomas
Senior Executive, Rank North
America, and Director

Wilhelm Zeller
Retired Chief Executive Officer,
Hannover Re Group, and Director

Committees of the Board

Audit Committee

Victor F. Ganzi, Chair
Leslie S. Heisz
Gilbert T. Ray
Paul Thomas

Compensation Committee

Gilbert T. Ray, Chair
Brendan R. O'Neill
Linda D. Rabbitt
Wilhelm Zeller

Nominating and Governance Committee

Brendan R. O'Neill, Chair
Victor F. Ganzi
Linda D. Rabbitt

Risk Committee

Wilhelm Zeller, Chair
Leslie S. Heisz
Paul Thomas

Corporate Information

CORPORATE HEADQUARTERS
Towers Watson & Co.
875 Third Avenue, 16th Floor
New York, NY 10022 USA
towerswatson.com

COMMON STOCK LISTING FOR
CLASS A COMMON SHARES
New York Stock Exchange/NASDAQ
Trading Symbol: TW

COMMON STOCK PRICE
The price of Towers Watson & Co. common stock as of the close of business on September 17, 2013, was $94.00 per share.

Ranges of closing prices in fiscal 2013 of Towers Watson Class A Common Stock:

	High	Low
First Quarter	$60.98	$51.68
Second Quarter	$58.63	$50.01
Third Quarter	$69.32	$57.02
Fourth Quarter	$81.95	$68.02

DIVIDEND POLICY
The declaration and payment of dividends by the company is at the discretion of our Board of Directors and depends on numerous factors, including, without limitation, our net earnings, financial condition, availability of capital, debt covenant limitations and other business needs, including those of our subsidiaries and affiliates. During November 2012, our Board of Directors approved the payment of a quarterly cash dividend in the amount of $0.115 per share, which was paid in December 2012. Additionally, the Board of Directors declared an acceleration for calendar year 2013 of dividends otherwise payable in April 2013, July 2013 and October 2013. The $0.345 per share accelerated dividend was paid in December 2012. Since all dividends that would have been otherwise payable in calendar year 2013 were paid in December 2012, there were no dividend payments for the six months ended June 30, 2013.

ADJUSTED MEASURES
The company's management uses adjusted measures of income to evaluate its performance internally, and separately evaluates its performance of transaction and integration activities. Management determined that this information is useful to investors in evaluating its results of operations and providing a baseline for evaluation of future operating results.

ADJUSTED DILUTED EARNINGS PER SHARE
We define adjusted diluted earnings per share as diluted earnings per share from continuing operations adjusted for transaction and integration expenses, acquisition noncash stock-based compensation, amortization of merger and acquisition accounting intangible assets, a change in accounting method for pension and other merger-related items. Please refer to our 10-K (pages 49-50) filed on August 15, 2013, with the SEC for reconciliations of adjusted measures.

SEC FORM 10-K
Stockholders may obtain, without charge, a copy of Form 10-K for the year that ended June 30, 2013, as filed with the Securities and Exchange Commission, by addressing a written request to:

Aida Sukys
Investor Relations
Towers Watson & Co.
901 N. Glebe Road
Arlington, VA 22203 USA

Stockholders may also download a copy of Form 10-K by visiting towerswatson.com.

INDEPENDENT AUDITORS
Deloitte & Touche LLP
1750 Tysons Boulevard
McLean, VA 22102 USA

ANNUAL MEETING OF STOCKHOLDERS
The 2013 Annual Meeting of Stockholders will be held on November 15, 2013, at 8:00 a.m., Eastern Standard Time, at:

Mandarin Oriental Hotel, Miami
500 Brickell Key Drive
Miami, FL 33131

OFFICER CERTIFICATIONS
In accordance with the rules of the New York Stock Exchange, the chief executive officer submitted the required annual certification to the NYSE regarding the NYSE's corporate governance listing standards. Towers Watson's Form 10-K for its fiscal year that ended June 30, 2013, as filed with the U.S. Securities and Exchange Commission, includes the certifications of Towers Watson's chief executive officer and chief financial officer required by Section 302 of the Sarbanes-Oxley Act of 2002.

FORWARD-LOOKING STATEMENTS

This report includes forward-looking statements, including statements that express the company's or management's beliefs or expectations, or statements that are not historical facts. A number of risks and uncertainties exist that could cause results to differ materially from the results reflected in these forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: a decline in client demand (for example, resulting from the reduced use of defined benefit plans); the risk of a disclosure breach of company or client data; the ability to successfully make suitable acquisitions and divestitures; the risk that the acquisition of Extend Health is not profitable or is not otherwise successfully integrated; the ability to successfully address issues surrounding the number of company shares that will become freely tradable on January 1, 2014; the risk that potential changes in federal and state health care regulations, or future interpretation of existing regulations, may have a material adverse impact on our business; the risk that our Exchange Solutions business fails to maintain good relationships with insurance carriers, becomes dependent upon a limited number of insurance carriers or fails to develop new insurance carrier relationships; the risk that changes and developments in the health insurance system in the United States could harm our business; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees and to retain client relationships; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson's business, financial condition and results of operations. Additional risks and factors are identified under "Risk Factors" in Towers Watson's most recent Annual Report on Form 10-K, filed on August 15, 2013, with the SEC.

About Towers Watson

Towers Watson is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. With 14,000 associates around the world, we offer solutions in the areas of benefits, talent management, rewards, and risk and capital management.

TW-NA-2013-32525

TOWERS WATSON